EXHIBIT 10.1

WOLVERINE WORLD WIDE, INC.

409A SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE DECEMBER 11, 2008

TABLE OF CONTENTS
Page

ARTICLE 1 - Establishment of Plan		1-1

1.1	Establishment of Plan	1-1
	(a) ERISA Limited Applicability	1-1
	(b) Tax Status	1-1
1.2	Rabbi Trust	1-1
1.3	Effective Date	1-2

ARTICLE 2 - Definitions		2-1

2.1	Employee	2-1
2.2	Employer; Company	2-1
2.3	Pension Plan	2-1
2.4	Plan Year	2-1
2.5	Present Value	2-1
2.6	Specified Employee	2-1
2.7	Spouse/Married	2-1
2.8	Surviving Spouse	2-2
2.9	Termination of Employment	2-2

ARTICLE 3 - Participant		3-1

3.1	Designation as Participant	3-1
3.2	Inactive Participant Status	3-1

ARTICLE 4 - Contributions/Funding		4-1

4.1	Amount	4-1
4.2	No Relationship to Benefits	4-1
4.3	Unfunded Plan	4-1
4.4	Unsecured Creditor Status	4-1

ARTICLE 5 - Amount of Benefits		5-1

5.1	Retirement Benefits	5-1
	(a) Annual Benefit	5-1
	(b) Before Age 65	5-2
	(c) Annual Pension Benefit	5-2
5.2	Death	5-2
	(a) Before Commencement of Benefits	5-2
	(b) After Retiring	5-3
5.3	Disability	5-3
	(a) Disabled Defined	5-3
	(b) Benefit if Participant Becomes Disabled Before Retiring	5-3
5.4	Minimum Benefit	5-4
	(a) Difference - Additional Benefit	5-4
	(b) Determinations	5-4

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ARTICLE 6 - Forfeiture			6-1

6.1	Misconduct		6-1
6.2	Competitive Activity		6-1
6.3	Insurance Related		6-1

ARTICLE 7 - Payment of Benefits			7-1

7.1	Event of Distribution		7-1
7.2	Time of Payment		7-1
	(a)	Retirement	7-1
	(b)	Death or Disability	7-1
	(c)	Specified Employee Postponement	7-1
7.3	Calculation		7-1
7.4	Form of Payment		7-2
	(a)	Presumed Method	7-2
	(b)	Optional Methods	7-2
	(c)	Lump Sum	7-2
7.5	Elective Postponement of Payments		7-3
	(a)	Earliest Effective Date	7-3
	(b)	Five Year Minimum	7-3
	(c)	Twelve Months Prior	7-3
7.6	Acceleration of Payments		7-3
	(a)	Unforeseeable Emergency	7-3
	(b)	409A Income Inclusion	7-3
	(c)	Plan Termination	7-3
7.7	Payment of Death Benefits		7-3
	(a)	Spouse	7-4
	(b)	Payment to Beneficiary	7-4
	(c)	Beneficiary	7-4
	(d)	Payment to Estate	7-4
7.8	QDRO		7-4
	(a)	Alternate Payee	7-4
	(b)	Reason for Payments	7-4
	(c)	Contents	7-4
	(d)	Restrictions	7-5

ARTICLE 8 - Administration			8-1

8.1	Duties, Powers, and Responsibilities of the Employer		8-1
	(a)	Required	8-1
	(b)	Discretionary	8-1
8.2	Employer Action		8-1
8.3	Plan Administrator		8-2
8.4	Duties, Powers, and Responsibilities of the Administrator		8-2
	(a)	Plan Interpretation	8-2
	(b)	Participant Rights	8-2
	(c)	Claims and Elections	8-2
	(d)	Benefit Payments	8-2
	(e)	QDRO Determination	8-2
	(f)	Administrative Information	8-2

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	(g)	Recordkeeping	8-2
	(h)	Reporting and Disclosure	8-2
	(i)	Advisers	8-2
	(j)	Other Powers and Duties	8-3
8.5	Claims Procedure		8-3
8.6	Participant's Responsibilities		8-3

ARTICLE 9 - Investment and Administration of Assets			9-1

9.1	Rabbi Trust		9-1
9.2	Insurance		9-1
9.3	Available to Creditors		9-1
9.4	No Trust or Fiduciary Relationship		9-1
9.5	Benefit Payments		9-1

ARTICLE 10 - Change in Control Benefit			10-1

10.1	Benefit		10-1
	(a)	Change in Control	10-1
	(b)	Time of Payment	10-1
10.2	Definitions		10-1
	(a)	Cause	10-1
	(b)	Change in Control	10-2
	(c)	Common Stock	10-4
	(d)	Date of Termination	10-4
	(e)	Designated Period	10-4
	(f)	Disability	10-4
	(g)	Good Reason	10-4
	(h)	Nonqualifying Termination	10-6
	(i)	Notice of Termination	10-6
10.3	Method of Payment		10-7
10.4	Successor Obligations in Change of Control Situation		10-7
	(a)	Survival of Obligations	10-7
	(b)	Assumption Required	10-7
10.5	Reimbursement of Expenses		10-7

ARTICLE 11 - General Provisions			11-1

11.1	Amendment; Termination		11-1
	(a)	Vesting and Distribution	11-1
	(b)	Termination Requirements	11-1
11.2	Employment Relationship		11-1
11.3	Confidentiality and Relationship		11-2
11.4	Rights Not Assignable		11-2
11.5	Construction		11-2
11.6	Tax Withholding		11-2
11.7	Governing Law		11-2

EXHIBIT A - 1
EXHIBIT A - 2

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TABLE OF DEFINITIONS
Term	Location

Administrator	8.3
Annual Benefit	5.1(a)
Annual Pension Benefit	5.1(c)
Average Earnings	5.1(a)(ii)
Beneficiary	7.7(c)

Cause	10.2(a)
Change in Control	10.2(b)
Code	1.1(b)
Company	2.2
Common Stock	10.2(c)

Date of Termination	10.2(d)
Designated Percentage	5.1(a)
Designated Period	10.2(e)
Disability	10.2(f)
Earnings	5.1(a)(i)

Effective Date	1.4
Employee	2.1
Employer	2.2
ERISA	1.1(a)
Exchange Act	10.2(b)(1)

Good Reason	10.2(g)
Grandfathered SERP	1.1(c)
Inactive Participant	3.2
Incumbent Board	10.2(b)(2)

Nonqualifying Termination	10.2(h)
Notice of Termination	10.2(i)
Outstanding Company Common Stock	10.2(b)(1)
Outstanding Company Voting Securities	10.2(b)(1)
Participant	3.1

Plan Year	2.4
Pension Plan	2.3
Person	10.2(b)(1)
Present Value	2.5

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Term	Location

QDRO	7.8
Rabbi Trust	1.2
Retire	5.1
Retiring	5.1
Specified Employee	2.6

Spouse	2.7
Surviving Spouse	2.8
Termination of Employment	2.9
Third Party	10.2(b)
Years of Service	5.1(a)(iii)

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WOLVERINE WORLD WIDE, INC.

409A SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

          Wolverine World Wide, Inc. ("Wolverine") adopts the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan, a supplemental nonqualified plan for a select group of management personnel employed by Wolverine and any subsidiary of Wolverine. The Plan is effective as of December 11, 2008.

ARTICLE 1

Establishment of Plan

1.1          Establishment of Plan.

          This Plan is a supplemental, nonqualified Plan and is intended to be a Plan for a select group of management and highly compensated employees of Wolverine and affiliates of Wolverine.

          (a)          ERISA Limited Applicability. This Plan is intended to be a Plan described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b)          Tax Status. As a supplemental nonqualified executive retirement program it is not subject to limitations in the Internal Revenue Code applicable to benefits provided through a qualified, tax-exempt employee benefit plan established under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). The Plan is intended to comply with the requirements of Code Section 409A and shall be interpreted and administered accordingly.

          (c)          Effectiveness. This Plan replaces the Wolverine Supplemental Executive Retirement Plan (the "Grandfathered SERP") with respect to (i) any eligible Employee under the Plan who did not commence benefits under the Grandfathered SERP prior to December 11, 2008, and (ii) any participant in the Grandfathered SERP who accrued benefits under the Grandfathered SERP after December 31, 2004 and did not commence benefit distributions thereunder prior to December 11, 2008 and with whom the Company enters into a Participation Agreement under the Plan on or before December 31, 2008, provided that the Plan shall not cover any participant in the Grandfathered SERP whose entire benefit was "earned and vested" (within the meaning of IRS Notice 2005-1) as of December 31, 2004. For the avoidance of doubt, no Participant in this Plan shall receive any benefits under the Grandfathered SERP.

1.2          Rabbi Trust.

          This Plan may be funded by contributions to a "Rabbi" trust which does not alter the "unfunded," nonqualified status of the Plan for federal tax purposes.

1.3          Effective Date.

          The "Effective Date" of this Plan is December 11, 2008. Each Plan provision applies until the effective date of an amendment of that provision.

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ARTICLE 2

Definitions

2.1          Employee.

          "Employee" means an individual employed by the Employer who receives compensation for personal services performed for the Employer that is subject to withholding for federal income tax purposes.

2.2          Employer; Company.

          "Employer" and "Company" mean Wolverine World Wide, Inc. and, "Employer" also includes any affiliate of Wolverine World Wide, Inc. which has adopted this Plan with the consent of Wolverine World Wide, Inc.

2.3          Pension Plan.

          "Pension Plan" means the Wolverine Employees' Pension Plan, a qualified, tax-exempt defined benefit pension plan established and maintained by Wolverine under Code Sections 401(a) and 501(a), as it may be amended from time-to-time.

2.4          Plan Year.

          "Plan Year" means the 12-month period beginning each January 1.

2.5          Present Value.

          "Present Value" means the present value as computed using (i) the interest rate shall be the "applicable interest rate" in effect under the Pension Plan pursuant to Code Section 417(e)(3)(C) at the time benefits are to commence under the Plan disregarding any delay pursuant to Section 7.2(c), and (ii) the mortality table shall be the "applicable mortality table" in effect from time-to-time under Code Section 417(e)(3)(B) (the "417(e) Mortality Table").

2.6          Specified Employee.

          "Specified Employee" means a specified employee as defined in Section 409A of the Code.

2.7          Spouse/Married.

          "Spouse" means the husband or wife to whom the Participant is married on the date the benefit is scheduled to be paid, or payment is scheduled to begin. The legal existence

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of the marital relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.

2.8          Surviving Spouse.

          "Surviving Spouse" means the Spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and Spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for this Plan that the Participant survived the Spouse.

2.9          Termination of Employment.

          "Termination of Employment" means a separation from service as defined in Section 409A of the Code.

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ARTICLE 3

Participant

3.1          Designation as Participant.

          Only a select group of management and highly compensated Employees shall be eligible to participate in this Plan. Wolverine shall designate eligible Employees who shall become participants ( each a "Participant"). The designation shall become effective when both the Employer and the Employee have signed a Participation Agreement in the form attached as either Exhibit "A-1" or "A-2." A designated eligible Employee shall become a Participant on the date specified in the Participation Agreement.

3.2          Inactive Participant Status.

          The Administrator shall notify an Employee Participant in writing at any time that the Participant is being converted to Inactive Participant status. An Employee Participant will not accrue additional Years of Service under this Plan after the date of such notice, except to the extent that the Participant is subsequently redesignated as a Participant under Section 3.1.

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ARTICLE 4

Contributions/Funding

4.1          Amount.

          The Employer is not required to make contributions to fund the benefits under this Plan. Employees shall not make any contributions under this Plan.

4.2          No Relationship to Benefits.

          The benefits provided by this Plan shall be separate from and unrelated to any contributions made by Employer (including but not limited to assets held in a grantor trust created under Article 9 of this Plan, if any).

4.3          Unfunded Plan.

          This shall be an unfunded Plan within the meaning of ERISA and the Code. Benefits payable under this Plan constitute only an unsecured contractual promise to pay in accordance with the terms of this Plan by the Employer.

4.4          Unsecured Creditor Status.

          A Participant shall be an unsecured general creditor of the Employer as to the payment of any benefit under this Plan. The right of any Participant or Beneficiary to be paid the amount promised in this Plan shall be no greater than the right of any other general, unsecured creditor of the Employer.

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ARTICLE 5

Amount of Benefits

5.1          Retirement Benefits.

          A Participant who has 5 Years of Service after the effective date of either a Participation Agreement under this Plan, a Participation Agreement under the Grandfathered SERP, or a written deferred compensation agreement previously entered into between the Participant and the Company (a "Deferred Compensation Agreement"), or who has reached age 65 before Retiring, will be entitled to a benefit computed under this Section, unless the benefit is forfeited under Article 6. For purposes of this Article 5 and Article 7, the terms "Retiring" or "Retire" shall include an Employee's Termination of Employment.

          (a)          Annual Benefit. The "Annual Benefit" under this Plan will be an amount computed by multiplying that percentage of the Participant's Average Earnings which is designated in the Participation Agreement ("Designated Percentage") by the Participant's Years of Service, reduced by the Participant's Annual Pension Benefit (as defined in 5.1(c) below). Further, if the Participant commences payment before age 65, the Annual Benefit shall be reduced as provided in 5.1(b) below. Notwithstanding the foregoing, in the event Section 5.2(a) applies, the adjustment to the benefit under this Plan for benefits payable under the Pension Plan shall be as set forth in Section 5.2(a).

                    (i)          Earnings. "Earnings" means Earnings as computed under the Pension Plan, but excluding:

                              (A)          Long-Term Incentive Plan. Any amounts paid to the Participant under the Wolverine Executive Long Term Incentive (Three Year) Plan or any comparable or successor long-term bonus plan, and

                              (B)          Severance Payments. Any payments to the Participant under any severance agreement or policy.

                    (ii)          Average Earnings. "Average Earnings" means the average of a Participant's Earnings for the Participant's four consecutive highest Earnings calendar years of the most recent ten consecutive Years of Service immediately prior to the date on which the Participant Retires, except that Years of Service during which a Participant receives a disability benefit under Section 5.3 of this Plan will be omitted from the calculation of Average Earnings if doing so will produce higher Average Earnings. In computing Average Earnings, a Participant's earnings for the calendar year of retirement or earlier Termination of Employment shall be annualized and the Participant shall be deemed to have received earnings during that entire calendar year.

                    (iii)          Years of Service. "Years of Service" means a Participant's Years of Service under the Pension Plan, except that: (i) periods during which a Participant is receiving a disability benefit under Section 5.3 of this Plan will count as Years of Service for computation of any benefit under this Plan other than a disability benefit, and will not count as Years of Service for computation of a disability benefit; (ii) periods during which a Participant is an Inactive Participant (as defined in Section 3.2) will not count as Years

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of Service under this Plan; (iii) upon the recommendation of the Compensation Committee, the Board of Directors of the Company may grant a Participant deemed Years of Service for purposes of this Section; and (iv) the maximum number of Years of Service used in computing a benefit under this Plan shall be 25.

          (b)          Before Age 65. The benefit payable will be the benefit computed under (a) above, which shall be actuarially equivalent (as defined below) to payments commencing when the Participant would have attained age 65 and shall be payable commencing at the later of age 55 or Termination of Employment (or such later time as elected by the Participant pursuant to Section 7.2 or Section 7.5, but in no event later than the later of age 65 or Termination of Employment).

                    (i)          Actuarial Equivalence. If the Participant begins receiving a benefit between age 60 and 65, the actuarially equivalent reduction in the benefit amount shall be .1666% (1/6 of 1%) for each month between the date benefits begin and the first day of the month following that in which the Participant would attain age 65. If the Participant begins receiving benefits between age 55 and 60, the actuarially equivalent reduction shall be an additional .333% (1/3 of 1%) for each month between the date benefits begin and the first day of the month following that in which the Participant would attain age 60.

                    (ii)          Deemed Early Retirement Pension Election. A Participant who is eligible and in fact commences payment prior to the Participant's attainment of age 65 shall be deemed (for purposes of calculation of the Annual Pension benefit reduction in subsection (c) below) to have elected Early Retirement under the Pension Plan as of the later of the Participant's attainment of age 60 or the date that the Participant begins to receive benefits under this Plan.

          (c)          Annual Pension Benefit. A Participant's "Annual Pension Benefit" shall mean the amount of benefit payable to the Participant under the Pension Plan in the form of a life annuity, prior to any offset for workers compensation payments.

5.2          Death.

          A death benefit shall be payable only under this Section.

          (a)          Before Commencement of Benefits. If a Participant dies before beginning to receive benefits under Section 5.1 or 5.4, the Participant's Beneficiary or Surviving Spouse, as applicable, will be paid a death benefit as specified herein without regard to the 5-year service or minimum age requirements of Section 5.1. A Surviving Spouse shall receive monthly annuity payments, commencing promptly following the Participant's death, in a monthly amount equal to the monthly benefit the Participant would have received under the Plan as a life annuity commencing at age 55 (or, if later, the actual date of the Participant's death) if the Participant had Retired on the date of death (with a reduction in the Participant's monthly benefit to the extent benefits payable to the Surviving Spouse commence prior to when the Participant would have attained age 55 using the interest rate specified in Section 2.5 but without any mortality reduction). Such benefit to a Surviving Spouse shall be offset by any death benefit paid pursuant to Section 7.1(e)(i) of the Pension Plan in connection with the Participant's pre-retirement death. Alternatively, the Participant may elect, no later than the later of December 31, 2008 or 30 days after the

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Participant becomes eligible to participate in the Plan, to have the Present Value of such benefit that would have been payable to the Participant paid to the Surviving Spouse in a lump sum promptly following the Participant's death. If the Participant has no Surviving Spouse at the time of his or her death, the amount described in the immediately-preceding sentence shall be paid to the Participant's Beneficiary in a lump sum only without regard to any election by the Participant. For purposes of this Section 5.2(a), all Present Value calculations shall be performed using the assumptions set forth in Section 2.5.

          If the Participant has received a Disability benefit under Section 5.3, the death benefit under this subsection will be reduced by the Present Value of benefits received under Section 5.3.

          (b)          After Retiring. If a Participant dies after beginning to receive benefit payments under Section 5.1, benefits shall cease unless the Participant was receiving benefits in the form of a Joint and 50% Spouse Annuity, or in any form set forth in subsection 7.4(b) to the extent such form provides for continuing benefits.

5.3          Disability.

          A Participant (other than an Inactive Participant) who becomes Disabled while employed by the Employer shall receive the benefit provided by this section.

          (a)          Disabled Defined. A Participant is Disabled if the Participant is unable to engage in any substantial gainful activity due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or, as the result of such an impairment, has received income replacement benefits for not less than three months under an accident or health plan covering Employees. In all events, this determination shall be made in accordance with the requirements of Code Section 409A.

          (b)          Benefit if Participant Becomes Disabled Before Retiring. If a Participant becomes Disabled before Retiring, and is not an Inactive Participant at the time of application for a benefit under this Section 5.3, the Participant will receive a disability benefit, without regard to the 5-year service or minimum age requirement of Section 5.1. The benefit will equal 60% of the benefit computed under Section 5.1(a) above, based on Years of Service up to the date the Participant became Disabled. This benefit will continue until the earliest of the date of Participant's death, the date Participant reaches age 65 or the date as of which the Participant is no longer Disabled. Each benefit payment under this subparagraph (b) shall be reduced by any benefit for the same period payable under any employer-funded disability plan. A reduction shall not be made for benefits from a disability plan funded by the Employee either directly or through a written salary reduction agreement or program.

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5.4          Minimum Benefit.

          (a)          Difference -Additional Benefit. This Section 5.4 shall apply to any Participant who was a party to a Deferred Compensation Agreement which is designated in the Participation Agreement as eligible for the minimum benefit calculation in this Section 5.4. As of the first date on which such a Participant begins receiving a benefit under this Plan, or as of the date a Participant's Beneficiary becomes entitled to a lump sum payment under this Plan, the Administrator will compare the projected total benefits to be paid to or on behalf of such Participant under this Plan and the current Pension Plan to the total benefits which would have been paid to or on behalf of such Participant if the Deferred Compensation Agreement had remained in effect, and the Participant had been eligible for an Annual Pension Benefit under the Pension Plan benefit formula in effect on December 31, 1994. If the Administrator determines that the total payments to or on behalf of the Participant under this Plan (before any reduction for the Participant's Annual Pension Benefit) would be less than the sum of:

                    (i)          the total payments which would have been made to or on behalf of the Participant under the Deferred Compensation Agreement; and

                    (ii)          the Participant's Annual Pension Benefit, but computed as if the Pension Plan benefit formula in effect on December 31, 1994 had continued in effect; then the difference will be paid to the Participant as an additional monthly amount under the form of payment elected by the Participant, or, if a lump sum payment is being made, the difference will be added to the lump sum payment.

          The Administrator will again make the comparison provided for by this subsection as of the date when all benefits cease under this Plan, and if additional amounts would be due under the formula set forth above, the Administrator shall cause a lump sum payment to be made to the Participant's designated beneficiary or estate.

          (b)          Determinations. In making this determination, the Administrator shall compute Deferred Compensation Agreement benefits under the terms of the Deferred Compensation Agreement, except that:

                    (i)          for purposes of computing a lump-sum benefit for which the Participant would have been eligible under the Deferred Compensation Agreement due to Termination of Employment after a Change in Control, the terms "Change in Control," "Cause," "Disability," "Retirement," "Notice of Termination," and "Date of Termination" as used in any such Deferred Compensation Agreement shall be defined as provided in Article 10 of this Plan; and

                    (ii)          the Designated Period, as defined in Section 10.2(e) shall be used in determining whether the Participant would have been entitled to accelerated vesting under the Deferred Compensation Agreement, rather than the 5-year period provided for in the Deferred Compensation Agreement; and

                    (iii)          the person entitled to receive the benefit will be determined under this Plan without regard to any former designation of beneficiary under the Deferred Compensation Agreement.

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                    In making the benefit comparison under this Section, the Administrator shall use the actual dates on which a Participant Retires, dies, or is determined to have become Disabled, and in making the projection called for the Administrator shall assume that the Participant and the Participant's Spouse will remain living for their respective life expectancies as determined pursuant to the 417(e) Mortality Table. If the dates on which benefits would have been paid under the Deferred Compensation Agreement differ from the dates on which benefits are actually paid under this Plan, the Administrator will make the determination called for by this Section based on the Present Value of both streams of payments as of the date payments begin under this Plan.

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ARTICLE 6

Forfeiture

6.1          Misconduct.

          Subject to Article 10, a Participant (or Participant's Spouse or Beneficiary) will not be entitled to any benefits under this Plan if the Participant is discharged for dishonesty, commission of a misdemeanor or felony injurious to the Employer, or any action inimical to the interests of the Employer, or the Participant resigns while an investigation is ongoing to determine whether Participant should be discharged for any such reason and the Administrator determines that Participant would have been so discharged but for the resignation;

6.2          Competitive Activity.

          A Participant (or such Participant's Spouse or Beneficiary) shall not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the Participant has acquired any ownership interest in a competing business (other than an ownership interest consisting of less than 5% of a class of publicly traded securities), or has been employed as director, officer, employee, consultant, adviser, partner or owner of a competing business. A "competing business" includes any business which is substantially similar to the whole or any part of the business conducted by the Employer. Upon the recommendation of the Compensation Committee, the Board of Directors may partially or completely waive the application of this provision. This Section 6.2 shall not apply to any Participant whose employment terminates after a Change in Control.

6.3          Insurance Related.

          A Participant (or such Participant's Spouse or Beneficiary) shall not be entitled to any benefit payment if benefits are not payable under any policy of life or disability insurance obtained by the Employer to assist it in meeting its obligations under this Plan, due to the Participant's suicide or the Participant's misrepresentation or omission of information required to be furnished to the insurer in connection with the issuance of such policy.

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ARTICLE 7

Payment of Benefits

7.1          Event of Distribution.

          Benefit payments shall begin as provided in Article 5 following a Participant's death, Disability or Termination of Employment at the time and in the manner specified in this Article.

7.2          Time of Payment.

          Unless postponed for a Specified Employee under paragraph (c) below or pursuant to a Participant's election under Section 7.5 or pursuant to an election made by the Participant no later than the later of December 31, 2008 or 30 days after the date the Participant first becomes eligible to participate in the Plan:

          (a)          Retirement. Retirement benefits shall begin on the first day of the later of the month following that in which the Participant attains age 55 or that in which the Participant Retires.

          (b)          Death or Disability. Death or Disability benefits shall begin on the first day of the month following the date of the Participant's death or Disability.

          (c)          Specified Employee Postponement. Notwithstanding paragraph (a) above or Section 10.1(b), benefits of a Specified Employee payable other than in connection with death or Disability shall not commence until the earlier of the Participant's death or six months following a Participant's Termination of Employment. The first payment shall include any payments that would have been made during the applicable six-month period but for this paragraph (c).

7.3          Calculation.

          All benefit calculations shall be made as of the date the Participant's Termination of Employment or, if later, upon occurrence of the event which triggers payment of the benefit. Each form of benefit payment shall be the same Present Value as a life annuity. If the payment of benefits begins after the time specified for payment above, other than due to postponement of a Specified Employee's benefits or a Participant's election, the benefit shall be adjusted for late payment by crediting interest at a rate specified in Section 2.5 from time-to-time.

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7.4          Form of Payment.

          (a)          Presumed Method. A Disability Benefit shall be paid in the form of a life annuity. Unless a Participant elects otherwise no later than the later of December 31, 2008 or 30 days after the Participant becomes eligible to participate in the Plan, a Retirement Benefit shall be paid in the form of a Joint and 50% Spouse Annuity to a Participant who is married at the time benefits commence (i.e., a monthly amount to the Participant for the Participant's lifetime and then in an amount equal to 50% of such amount to the Participant's Surviving Spouse for life), or in the form of a life annuity to any Participant who is unmarried at the time benefits commence in lieu of the normal form of payment.

          (b)          Optional Methods. A Participant may elect any of the following optional forms of benefit with the same Present Value no later than the latest of December 31, 2008, 30 days after the Participant becomes eligible to participate in the Plan, or such later date as permitted by Section 409A of the Code:

                    (i)          5 or 10-Year Certain and Life. A monthly amount for life to the Participant, and if the Participant dies before payment of 60 or 120 monthly benefit payments, the same monthly amount shall be paid to the Participant's Beneficiary until a total of 60/120 monthly payments have been made.

                    (ii)          Joint and 75% or 100% Spouse Annuity. A monthly amount to the Participant for the Participant's lifetime and then in an amount equal to 75% or 100% of such amount to the Participant's Surviving Spouse, if any, for life.

If a Participant elects an option under subparagraph (ii) while married but is not married when benefits commence, the form of benefit shall revert to a single life annuity unless the Participant elects a 5 or 10-Year Certain and Life Annuity. If a Participant elects an option under subparagraph (i) while unmarried but is married when benefits commence, the form of benefit shall be a Joint and 50% Spouse Annuity unless otherwise elected by the Participant after the Participant marries.

          (c)          Lump Sum. A lump-sum benefit shall not be available except as provided in this subsection (c).

                    (i)          Eligible Participant/Beneficiary. A Participant (or Beneficiary) who has a benefit under subsection (a) with a Present Value which does not exceed $5,500; a Participant who is entitled to a Change in Control Benefit (but only if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, each as determined pursuant to Code Section 409A and the applicable payment event occurs within two years following the Change in Control); or a Surviving Spouse or a non-Spouse Beneficiary who is entitled to a lump sum death benefit under Section 5.2(a) shall receive a lump-sum death benefit.

                    (ii)          Amount. Except as modified by the provisions of Sections 5.2(a) (Pre-Commencement Death Benefit) or 10.1 (Change of Control Benefit), the amount of

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the lump sum shall be the Present Value of the Participant's benefit payable under the Plan at the Participant's Normal Retirement Date (as defined in the Pension Plan).

7.5          Elective Postponement of Payments.

          A Participant or Beneficiary entitled to payments may postpone payment if:

          (a)          Earliest Effective Date. The election does not take effect until at least 12 months after the date that the election is made.

          (b)          Five Year Minimum. For payments other than those due to death, Disability or Unforeseeable Emergency, the first payment may not begin until a date which is not less than five years from the date that payment would otherwise have begun.

          (c)          Twelve Months Prior. For payments on account of Retirement, the election is made at least 12 months before the date of the first scheduled payment.

7.6          Acceleration of Payments.

          Benefits may not begin before the dates specified in this Plan except:

          (a)          Unforeseeable Emergency. For amounts postponed under Section 7.5, the Administrator may, upon a Participant or Beneficiary's request, make payments reasonably necessary to satisfy the emergency need (including reasonably anticipated attributable taxes or penalties) which cannot be made through reimbursement or compensation from insurance or by liquidation of assets that would not cause severe financial hardship. Unforeseeable Emergency means a severe financial hardship resulting from an illness or accident of the Employee, Beneficiary, their spouses or dependents, loss of the Employee's or a Beneficiary's property due to casualty or other similar and extraordinary circumstances beyond the control of the service provider or Beneficiary (including but not limited to imminent foreclosure or eviction from the Employee's or Beneficiary's primary residence or the need to pay medical or funeral expenses of the Employee or Beneficiary or their spouse or dependent). If any payment are made pursuant to this Section 7.6(a), the Participant's benefit shall be offset by the Present Value of such payment using the factors set forth in Section 2.5.

          (b)          409A Income Inclusion. Upon failure of the Plan to meet the requirements of Code Section 409A, in an amount required to pay all taxes attributable to an amount to be included in income as the result of the failure.

          (c)          Plan Termination. At the earliest time permitted by Code Section 409A following termination of the Plan which complies with the requirements of Section 11.1(b).

7.7          Payment of Death Benefits.

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          If benefits have commenced prior to the Participant's death (and, for this purpose, benefits shall not be deemed to have commenced if the Participant dies while benefit payment is delayed pursuant to Section 7.2(c)), they shall cease upon such Participant's death unless continued under this section.

          (a)          Spouse. If a benefit is payable as a Joint and 50%/75%/100% Spouse Annuity and the married Participant dies, payment shall continue to the Participant's Surviving Spouse until the Spouse's death.

          (b)          Payment to Beneficiary. If a benefit is payable as a 5 or 10-Year Certain and Life annuity and the Participant dies prior to payment of all amounts due under this Plan, payment of all remaining benefits shall be made to the Participant's Beneficiary.

          (c)          Beneficiary. "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any benefits payable under this Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in the form approved by the Administrator. The Participant's Will is not effective for this purpose. If a designation has not been properly completed and filed with the Administrator or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. Designation of a Beneficiary shall not in itself serve to revoke an actual election of a Joint and Spouse Annuity method of payment (or a deemed election under Section 7.2(a)).

          (d)          Payment to Estate. If there is not an effective designation and the Beneficiary/Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate. If payment is to be made to the estate of a Participant, payment shall be made in a lump sum.

7.8          QDRO.

          If the plan receives a QDRO, benefits to an alternate payee may begin as specified in the QDRO, but not before benefits would have otherwise been payable under the Plan. "QDRO" means a qualified domestic relations order, as defined in Code Section 414(p), that is issued by a competent state court and that meets the following conditions:

          (a)          Alternate Payee. The alternate payee must be the Spouse or former Spouse or a child or other dependent of the Participant.

          (b)          Reason for Payments. The payments must relate to alimony, support of a child or other dependent, or a division of marital property.

          (c)          Contents. The QDRO must contain the name and address of the Participant and the alternate payee, the amount of the distribution or percentage of the Participant's benefit to be paid to the alternate payee, the date as of which the amount or percentage is to be determined, and instructions concerning the timing and method of payment.

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          (d)          Restrictions. A QDRO may not require (i) this Plan to pay more than the Present Value of the Participant's benefit to the Participant and all alternate payees; (ii) a method, payment date, or duration of payment not otherwise permitted under this article; or (iii) cancellation of the prior rights of another alternate payee.

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ARTICLE 8

Administration

8.1          Duties, Powers, and Responsibilities of the Employer.

          (a)          Required. The Employer shall be responsible for:

                    (i)          Employer Contributions.

                              (A)          Amount. Determining the amount of Employer Contributions if any.

                              (B)          Payment. Paying, ceasing, or suspending Employer Contributions if any.

                    (ii)          Agent of Service of Process. Serving as the agent for service of process;

                    (iii)          Amendment. Amending this Plan and trust; and

                    (iv)          Plan Termination.          Revoking this instrument and terminating this Plan (and any related trust).

          (b)          Discretionary. The Employer may exercise the following responsibilities:

                    (i)          Alternate Administrator. Designating a Person other than the Employer as the Administrator; and

                    (ii)          Payment of Administrative Expenses. Paying administrative expenses incurred in the operation, administration, management, and control of the Plan.

                    (iii)          Reserved Powers. Designating Participants, crediting a Participant with deemed Years of Service, or waiving the competitive activity forfeiture provisions.

8.2          Employer Action.

          An action required to be taken by the Employer shall be taken by its Board of Directors unless the board has delegated the power or responsibility to one or more Persons identified by its resolution.

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8.3          Plan Administrator.

          "Administrator" means the Employer or a Person designated by the Employer. The Administrator is a named fiduciary for operation and management of the Plan and, if this Plan is subject to ERISA, shall have the responsibilities conferred by ERISA upon the "Administrator" as defined in ERISA Section 3(16).

8.4          Duties, Powers, and Responsibilities of the Administrator.

          Except to the extent properly delegated, the Administrator shall have the following duties, powers, and responsibilities and shall:

          (a)          Plan Interpretation. Interpret this instrument (including resolving an inconsistency or ambiguity or to correcting an error or an omission). All questions of interpretation, construction, or application arising under this Plan shall be decided by the Administrator whose decision shall be final and conclusive upon all persons, except that the Administrator's decision shall not be final and conclusive with regard to a Participant's entitlement to a benefit under Section 10.1;

          (b)          Participant Rights. Determine the rights of Participants and Beneficiaries under the terms of this Plan;

          (c)          Claims and Elections. Establish or approve the manner of making an election, designation, application, claim for benefits, and review of claims;

          (d)          Benefit Payments. Direct the time that payments are to be made or to begin, and the elected form of distribution;

          (e)          QDRO Determination. Establish procedures to determine whether or not a domestic relations order is a QDRO, to notify the Participant and any alternative payee of this determination, and to administer benefit payments pursuant to a QDRO;

          (f)          Administrative Information. Obtain to the extent reasonably possible all information necessary for the proper administration of this Plan;

          (g)          Recordkeeping. Establish procedures for and supervise the establishment and maintenance of all records necessary and appropriate for the proper administration of this Plan;

          (h)          Reporting and Disclosure. Prepare and file annual and periodic reports or disclosure documents required under ERISA and Regulations;

          (i)          Advisers. Employ attorneys, actuaries, accountants, clerical employees, agents, or other Persons who are necessary for operation, administration, and management of this Plan;

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          (j)          Other Powers and Duties. Exercise all other powers and duties necessary or appropriate under this Plan, except those powers and duties allocated to another named fiduciary.

8.5          Claims Procedure.

          Each Participant or Beneficiary claiming any right under this Plan must give written notification thereof to the Administrator.

          If a claim is denied, the denial shall be contained in a written notice stating the following:

          (a)          The specific reason for the denial;

          (b)          Specific reference to the Plan provision on which the denial is based;

          (c)          Description of additional information necessary for the claimant to present his or her claim, if any, and an explanation of why such material is necessary; and

          (d)          An explanation of the Plan's claims review procedure.

          The claimant will have 60 days to request a review of any denial by the Administrator. The request for review must be in writing and delivered to the Administrator, which will then provide a full and fair review. The claimant may review pertinent documents and may submit issues and comments in writing. The decision by the Administrator with respect to the review must be given within 60 days after receipt of the request, unless special circumstances require an extension (such as for a hearing). In no event shall the decision be delayed beyond 120 days after receipt of the request for review. The decision shall include specific reasons and refer to the specific Plan provisions on which it is based. In all events, claims and appeals shall be decided pursuant to the rules in Section 503 of ERISA.

8.6          Participant's Responsibilities.

          All requests for action of any kind by a Participant or Beneficiary under this Plan shall be in writing and executed by the Participant or Beneficiary.

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ARTICLE 9

Investment and Administration of Assets

9.1          Rabbi Trust.

          Contributions to this Plan or assets purchased by Employer with the intent of defraying the cost of providing benefits under this Plan may be held in a Rabbi Trust.

9.2          Insurance.

          The Employer may purchase a policy of life insurance on the life of a Participant (in whom the Employer has an insurable interest) to assist it in providing the Benefits. The Employer shall be the sole applicant, owner, premium payer and beneficiary of the policy, and shall exercise all incidents of ownership. The Employer intends that the value of the policy while in force and that the death proceeds of the policy shall be excluded from taxation under Code Sections 7702 and 101(a) respectively.

9.3          Available to Creditors.

          Any contribution made by Employer or asset held by Trustee related to this Plan shall be available to the general creditors of the Employer as specified in the Trust.

9.4          No Trust or Fiduciary Relationship.

          Except as required by governing law, this Plan shall not create a trust or fiduciary relationship of any kind between the Participant (or the Participant's Spouse or Beneficiary) and the Employer or any third party.

9.5          Benefit Payments.

          Benefit payments shall be paid directly by the Employer or indirectly through a grantor trust (owned or maintained by the Employer) to the Participant or the Participant's Beneficiary. If a trust is established, the Employer shall not be relieved of its obligation and liability to pay the benefits of this Plan except to the extent payments are actually made from the trust.

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ARTICLE 10

Change in Control Benefit

10.1          Benefit.

          If a Participant's employment with the Company is terminated during the Designated Period after a Change in Control other than by reason of a Nonqualifying Termination, then notwithstanding any other provision of this Plan, the Participant shall be fully vested and not subject to forfeiture under Article 6 in lieu of any other benefit to which Participant, Participant's Spouse, or Participant's Beneficiary might have been entitled at any time under this Plan or under any Deferred Compensation Agreement.

          (a)          Change in Control. The Change in Control Benefit shall be the greater of:

                    (i)          Standard Benefit. A lump sum equal to 125% of the Present Value of the payments for which Participant would have been eligible under Section 5.1, disregarding any election to receive benefits later than otherwise provided under the Plan and without reduction for the actuarial equivalence factors set forth in Section 5.1(b), based on Participant's Years of Service as of the date Participant's employment terminates; or

                    (ii)          Minimum Benefit. The Minimum Benefit provided in Section 5.4.

          (b)          Time of Payment. If the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, each as determined pursuant to Code Section 409A and the Date of Termination occurs within two years following the Change in Control), then, subject to Section 7.2(c), the benefit shall be paid in a lump sum within five days following the Date of Termination. Otherwise, subject to Section 7.2(c), the benefit shall be paid in the form otherwise elected by the Participant for distributions in connection with Termination of Employment.

10.2          Definitions.

          As used in this Article 10, the following terms shall have the respective meanings set forth below:

          (a)          Cause. "Cause" means (1) the willful and continued failure by Participant to substantially perform his or her duties with Company and/or its subsidiaries (other than any such failure resulting from Participant's incapacity due to physical or mental illness, or any such actual or anticipated failure resulting from Participant's termination for Good Reason) after a demand for substantial performance is delivered to Participant by the Board and/or its Chairman (which demand shall specifically identify the manner in which the Board and/or its Chairman believes that Participant has not substantially performed his or her duties); or (2) the willful engaging by Participant in gross misconduct materially and demonstrably injurious to the Company and/or its subsidiaries. For purposes of this Section, no act or failure to act on the part of Participant shall be considered "willful" unless done or omitted to be done by Participant not in good faith and without reasonable belief that his or her action(s) or omission(s) was in the best interests of the Company and/or its

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subsidiaries. Notwithstanding the foregoing, Participant shall not be deemed to have been terminated for Cause unless and until the Company provides Participant with a copy of a resolution adopted by an affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Participant and an opportunity for Participant, with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant has been guilty of conduct set forth in (1) or (2) above, setting forth the particulars in detail. A determination of Cause by the Board shall not be binding upon or entitled to deference by any finder of fact in the event of a dispute, it being the intent of the parties that such finder of fact shall make an independent determination of whether the termination was for "Cause" as defined in (1) and (2) above.

          (b)          Change in Control. "Change in Control" means:

          (1)          the acquisition by any individual, entity, or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by the Company, (b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (c) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in clauses (i), (ii), and (iii) of subsection (3) of this Section 10.2(b) shall be satisfied, or (d) any acquisition by the Participant or any group of persons including the Participant; and provided further that, for purposes of clause (a), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (2)          individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed
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to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall be deemed to have been a member of the Incumbent Board;

          (3)          approval by the stockholders of the Company of a reorganization, merger, or consolidation unless, in any such case, immediately after such reorganization, merger, or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior or such reorganization, merger, or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger, or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger, or consolidation; or

          (4)          approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (a) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the
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case may be, (b) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of Common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

Notwithstanding anything contained in this Plan to the contrary, if Participant's employment is terminated prior to a Change in Control and Participant reasonably demonstrates that such termination was at the request of or in response to a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") who effectuates a Change in Control, then for all purposes of this Plan, the date of a Change of Control shall mean the date immediately prior to the date of such termination of the Participant's employment.

          (c)          Common Stock. "Common Stock" means the common stock of the Company, $1 par value per share.

          (d)          Date of Termination. "Date of Termination" means: (1) the effective date on which the Participant's employment by the Company and/or its subsidiaries terminates as specified in a Notice of Termination by the Company or Participant; (2) if the Participant's employment by the Company and/or its subsidiaries terminates by reason of death, the date of death of Participant; (3)  if the Participant's employment is terminated for Disability (as defined in (f)), then the Date of Termination shall be the time specified in (1), but in no event earlier than thirty (30) days following the date on which a Notice of Termination is received; and (4) if the Participant's employment is terminated by the Company and/or its subsidiaries other than for Cause, then the Date of Termination shall be the time specified in (1), but in no event earlier than thirty (30) days following the date on which a Notice of Termination is received.

          (e)          Designated Period. "Designated Period" means the designated period set forth in the Participant's Participation Agreement.

          (f)          Disability. "Disability" means Participant's failure to substantially perform his/her duties with the Company and/or its subsidiaries on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Participant's incapacity due to mental or physical illness. In all events, this determination shall be made in accordance with the requirements of Code Section 409A.

          (g)          Good Reason. "Good Reason" means, without Participant's express written consent, the occurrence of any of the following events after a Change in Control:

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                    (1)          (a) the assignment to Participant of any duties inconsistent in any material adverse respect with Participant's position(s), duties, responsibilities, or status with the Company and/or its subsidiaries immediately prior to such Change in Control; (b) a material adverse change in Participant's reporting responsibilities, titles or offices with the Company and/or its subsidiaries as in effect immediately prior to such Change in Control; or (c) any removal or involuntary termination of Participant by the Company and/or its subsidiaries otherwise than in the manner specified in Section 10.2(h); or (d) any failure to re-elect Participant to any position with the Company and/or its subsidiaries held by Participant immediately prior to such Change in Control;

                    (2)          a reduction by the Company and/or its subsidiaries in Participant's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

                    (3)          any requirement of the Company and/or its subsidiaries that Participant (i) be based anywhere other than the facility where Participant is located at the time of the Change in Control or reasonably equivalent facilities within twenty five (25) miles of such facility or (ii) travel for the business of the Company and/or its subsidiaries to an extent substantially more burdensome than the travel obligations of Participant immediately prior to such Change in Control;

                    (4)          the failure of the Company and/or its subsidiaries to continue the Company's executive incentive plans or bonus plans in which Participant is participating immediately prior to such Change in Control or a reduction of the Participant's target incentive award opportunity under the Company's Executive Long-Term Incentive (Three Year) Plan (three-year bonus plan), Executive Short Term Incentive Plan (annual bonus plan) or other bonus plan adopted by the Company;

                    (5)          the failure of the Company and/or its subsidiaries to (a) provide any employee benefit plan or compensation plan (including but not limited to stock option, restricted stock, incentive stock option or other similar programs) in which Participant is participating immediately prior to such Change in Control, in accordance with the most favorable plans, practices, programs and policies of the Company and/or its subsidiaries in effect for Participant immediately prior to the Change in Control, unless Participant is permitted to participate in other plans providing Participant with substantially comparable benefits; (b) provide Participant and Participant's dependents with welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs, and policies of the Company and/or its subsidiaries in effect for Participant immediately prior to such Change in Control; (c) provide fringe benefits in accordance with the most favorable plans, practices, programs, and policies of the Company and/or its subsidiaries as in effect for Participant immediately prior to such Change in Control; or (d) provide Participant with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and/or its subsidiaries as in effect for Participant immediately prior to such Change in Control; or the taking of any action by the Company and/or its subsidiaries which would adversely affect Participant's participation in or materially reduce Participant's benefits under any such plan;

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                    (6)          the failure of the Company and/or its subsidiaries to pay any amounts owed Participant as salary, bonus, deferred compensation or other compensation;

                    (7)          the failure of the Company to obtain an assumption agreement from any successor as contemplated in Section 10.4;

                    (8)          the refusal by the Company and/or its subsidiaries to continue to allow Participant to attend to matters or engage in activities which did not involve a substantial portion of a Participant's time and which are not directly related to the business of the Company and/or its subsidiaries which were permitted by the Company and/or its subsidiaries immediately prior to such Change in Control, including without limitation serving on the Boards of Directors of other companies or entities;

                    (9)          Any amendment or termination of this Plan which unfavorably affects a Participant or reduces any protection afforded to a Participant (including a failure to continue to credit service with any successor after a change in control for purposes of this Plan).

                    (10)          Any purported termination of Participant's Employment which is not effected pursuant to a Notice of Termination; and

                    (11)          Any other material breach by Company of its obligations under any executive severance agreement between the Participant and the Company.

          For purposes of this Plan, any good faith determination of Good Reason made by Participant shall be conclusive; provided, however, that an isolated and insubstantial action taken in good faith and which is remedied by the Company and/or its subsidiaries within ten (10) days after receipt of notice thereof given by Participant shall not constitute Good Reason. Any event or condition described in this subsection (g)(1) through (10) which occurs prior to a Change in Control, but which Participant reasonably demonstrates was at the request of or in response to a Third Party who effectuates a Change in Control, shall constitute Good Reason following a Change in Control for purposes of this Plan notwithstanding that it occurred prior to the Change in Control.

          (h)          Nonqualifying Termination. "Nonqualifying Termination" means a termination of Participant's employment (1) by the Company and/or its subsidiaries for Cause, (2) by Participant for any reason other than for Good Reason with Notice of Termination, (3) as a result of Participant's death, and (4) by the Company and/or its subsidiaries due to Participant's Disability, unless within thirty (30) days after Notice of Termination is provided to Participant following such Disability Participant shall have returned to substantial performance of Participant's duties on a full-time basis.

          (i)          Notice of Termination. "Notice of Termination" means written notice of Participant's Date of Termination by the Company or Participant within ninety (90) days from the date of the triggering event, as the case may be, to the other, which (1) indicates the specific termination provision in this Plan relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated, and (3) specifies the termination date. The failure by Participant or the Company to set forth in such notice

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any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Participant or the Company hereunder or preclude Participant or the Company from asserting such fact or circumstance in enforcing Participant's or the Company's rights hereunder.

10.3          Method of Payment.

          Payment shall be made, to the extent possible, by distribution of any insurance policy or policies purchased by the Company in connection with this Plan and in effect on the date of a Change in Control, valued for distribution purposes at their cash surrender value. Any remaining balance of the distribution sum shall be paid in cash.

10.4          Successor Obligations in Change of Control Situation.

          (a)          Survival of Obligations. Neither this Plan nor any Participation Agreement shall be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation, or transfer of assets, the provisions of this Plan and of such Participation Agreements shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

          (b)          Assumption Required. The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 10.4, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to each Participant (or his/her beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall constitute Good Reason hereunder. For purposes of implementing the foregoing, the date on which any such merger, consolidation, or transfer becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by the Participant.

10.5          Reimbursement of Expenses.

          If any contest or dispute shall arise under this Plan or any Participation Agreement involving a Participant's entitlement to a benefit under Section 10.1, the Company shall reimburse Participant, on a current basis, for all legal fees and expenses, if any, incurred by Participant in connection with such contest or dispute regardless of the result thereof.

10-7

ARTICLE 11

General Provisions

11.1          Amendment; Termination.

          Wolverine World Wide, Inc. may amend this Plan prospectively or retroactively, or to terminate this Plan, provided that an amendment or termination may not reduce or revoke the accrued benefits of any Participant who is already entitled as of the date of such amendment or termination to a benefit under Section 5.1 of this Plan, regardless of whether payment of such benefit has commenced.

          (a)          Vesting and Distribution. Upon termination of or a discontinuation of further accrual of benefits under this Plan, the accrued benefits of affected Participants shall become nonforfeitable and shall be distributed in accordance with the provisions of this Plan.

          (b)          Termination Requirements. A termination may not permit acceleration of distributions unless: the termination is within 12 months of a corporation dissolution taxed under Code Section 331 or with the approval of a Bankruptcy Court under Chapter 11 of the Bankruptcy Code; the termination is within 30 days preceding or 12 months following a Change of Control as defined in Article 10, or; all aggregated plans subject to Code Section 409A are terminated, payments are not made for a period of 12 months following the date of termination, all payments are completed within 24 months of the date of termination, and the employer shall not adopt a plan that would be aggregated with any terminated plan within five years of the date of termination. If a termination does not meet the requirements for acceleration of payments, the accounts of Participants shall be administered and distributed under the otherwise applicable provisions of the Plan.

11.2          Employment Relationship.

          This Plan shall not be construed to create a contract of employment between the Employer and any Participant or to otherwise confer upon a Participant or other person a legal right to continuation of employment or any rights other than those specified herein. This Plan shall not limit or affect the right of the Employer to discharge or retire a Participant.

          This Plan does not constitute a contract on the part of the Employer to employ Employee until age 65 or to continue his employment for any given period of time, either fixed or contingent. Moreover, Employee does not by this writing agree to continue in the employment of the Employer for any specified interval of time. The employment relationship, therefore, shall continue for so long as, but only for so long as, such employment is mutually satisfactory to both parties. The Employer does not promise that Employee's employment will be continued for such interval as to enable Employee to obtain all or any part of the benefits under this Plan.

11-1

11.3          Confidentiality and Relationship.

          Each Participant shall agree to refrain from divulging any information of a confidential nature including, but not restricted to, trade secrets, operating methods, the names of the Employer's customers and suppliers and the relations of the Employer with such customers and suppliers, or other confidential information; and to refrain from using or permitting the use of such information or confidences by any interests competitive with the Employer; irrespective of whether or not Participant is then employed by the Employer, and to refrain from including, and from causing inducements to be made to, the Employer's employees to terminate employment with the Employer or undertake employment with its competitors. The obligations herein assumed by Participant shall endure whether or not the remaining promises by either party remain to be performed or shall be only partially performed.

11.4          Rights Not Assignable.

          Except for designation of a Beneficiary or under a QDRO, benefits payable under this Plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Participant (or any Spouse or Beneficiary of the Participant). A benefit payable under this Plan shall not be used as collateral or security for a debt or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor through legal process or otherwise. An attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

11.5          Construction.

          The Plan shall be interpreted in a manner that makes it compliant with the limited application of ERISA and with the requirements of Code Section 409A. The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in this Plan. If a capitalized term is not defined in this Plan, the term shall have, for purposes of this Plan, the stated definitions of those terms in the Wolverine Retirement Income Plan as amended from time to time.

11.6          Tax Withholding.

          The Employer may withhold from all payments due to Participant (or his/her Beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Employer is required to withhold therefrom.

11.7          Governing Law.

          To the extent not preempted by applicable federal law, this Plan shall be governed by and interpreted under the laws of the State of Michigan.

11-2

EXHIBIT A - 1

WOLVERINE WORLD WIDE, INC.
409A SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
PARTICIPATION AGREEMENT

          _________________________________ ("Employee") has been notified by Wolverine World Wide, Inc. ("Employer") of the Employer's intent to designate the Employee as a Participant in the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan ("Plan"). Employer and Employee have signed this Agreement to effectuate Employee's Participant status and to agree on certain terms relating to Employee's Participant status. Therefore, Employer and Employee agree as follows:

          1.          Participation Date. Employee will become a Participant in the Plan effective ___________, ____. Employee agrees to be bound by the provisions of the Plan.

          2.          Years of Service. Employee's commencement date for purposes of computing Years of Service under the Plan is ___________________. Employee currently has ______ Years of Service.

          3.          Average Earnings. Employee's current Average Earnings is $________.

          4.          Designated Percentage. The Designated Percentage under Plan Section 5.1(a) is 2.4%.

          5.          Designated Period. The Designated Period under Plan Section 10.1 is 3 years.

          6.          Form of Payment.

          (a)          Lifetime. The Participant accepts the presumed method of payment under the Plan (during life, a single life annuity, if single, or joint and 50% spouse annuity, if married) unless one of the following forms is selected:
☐	5 Year Certain and Life	☐	Joint and 100% Spouse Annuity
☐	10 Year Certain and Life	☐	Joint and 75% Spouse Annuity
☐	Life Annuity

          (b)          Pre-Benefit Death. The Participant hereby selects that any pre-retirement death benefit to his Surviving Spouse shall be paid as follows:
☐	Single Life Annuity of Spouse
☐	Lump Sum (default)

          7.          Commencement of Benefit. If the Participant Terminates prior to age 65, the

Participant elects that benefits shall commence:
☐	Promptly following Termination (but not earlier than age 55) (default)
☐	Age __ (but not earlier than age 55 or later than age 65)

          8.          Deferred Compensation Agreement. Employer and Employee agree that:

[Check one of the following]
☐	There is no Deferred Compensation Agreement in effect as described in Plan Section 5.4(a).
☐

There is a Deferred Compensation Agreement dated in effect as described in Section 5.4(a) of the Plan and attached. Employee hereby relinquishes all rights under such Deferred Compensation Agreement, and agrees to look solely to the terms of the Plan with regard to any computation of a Minimum Benefit as provided in the Plan.

          9.          Employment Relationship. Employee agrees that the Plan shall not be construed to create a contract of employment between the Employer and the Employee or to otherwise confer upon the Employee or other person a legal right to continuation of employment or any rights other than those specified herein. This plan shall not limit or affect the right of the Employer to discharge or retire the Employee.

          This Plan does not constitute a contract on the part of the Employer to employ Employee until age 65 or to continue his employment for any given period of time, either fixed or contingent. Moreover, Employee does not by this writing agree to continue in the employment of the Employer for any specified interval of time. The employment relationship, therefore, shall continue for so long as, but only for so long as, such employment is mutually satisfactory to both parties. The Employer does not promise that Employee's employment will be continued for such interval as to enable Employee to obtain all or any part of the benefits under this Agreement.

          10.          Confidentiality and Relationship. Employee agrees to refrain from divulging any information of a confidential nature including, but not restricted to, trade secrets, operating methods, the names of the Employer's customers and suppliers and the relations of the Employer with such customers and suppliers, or other confidential information; and to refrain from using or permitting the use of such information or confidences by any interests competitive with the Employer; irrespective of whether or not Employee is then employed by the Employer, and to refrain from including, and from causing inducements to be made to, the Employer's employees to terminate employment with the Employer or undertake employment with its competitors. The obligations herein assumed by Participant shall endure whether or not the remaining promises by either party remain to be performed or shall be only partially performed.

          11.          Acknowledgments. Employee acknowledges the Employer's rights to:

          (a)          Amend or terminate the Plan at any time, subject to Section 11.1 of the Plan; and

          (b)          To designate the Employee as an Inactive Participant at any time, as provided in Section 3.2 of the Plan; and

          (c)          To make final decisions on any claim or dispute related to the Plan, as provided in Section 8.5 of the Plan; and

          (d)          To exercise any and all other rights of the Employer under the Plan, in the Employer's sole discretion, without any limitation other than as expressly set forth in the Plan.

                    Employee agrees that any amendment or termination of the Plan shall automatically amend or terminate this Agreement, to the extent permitted by the Plan.

          12.          Amendments. Employee agrees that this Agreement may not be amended orally, but only in a written amendment authorized by the Company's Board of Directors and signed by the Plan Administrator.

                    This Participation Agreement replaces and supersedes any prior participation agreement between Employee and Employer.

                    IN WITNESS WHEREOF, the parties have signed this Agreement.
WOLVERINE WORLD WIDE, INC.

Date: _____________	By:

Its:
"Employer"

Date: _____________
"Employee"

EXHIBIT A - 2

WOLVERINE WORLD WIDE, INC.
409A SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
PARTICIPATION AGREEMENT

          _________________________________ ("Employee") has been notified by Wolverine World Wide, Inc. ("Employer") of the Employer's intent to designate the Employee as a Participant in the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan ("Plan"). Employer and Employee have signed this Agreement to effectuate Employee's Participant status and to agree on certain terms relating to Employee's Participant status. Therefore, Employer and Employee agree as follows:

          1.          Participation Date. Employee will become a Participant in the Plan effective ____________, ____. Employee agrees to be bound by the provisions of the Plan.

          2.          Years of Service. Employee's commencement date for purposes of computing Years of Service under the Plan is ___________________. Employee currently has _____ Years of Service.

          3.          Average Earnings. Employee's current Average Earnings is $_________.

          4.          Designated Percentage. The Designated Percentage under Plan Section 5.1(a) is 2.0%.

          5.          Designated Period. The Designated Period under Plan Section 10.1 is 2 years.

          6.          Form of Payment.

          (a)          Lifetime. The Participant accepts the presumed method of payment under the Plan (during life, a single life annuity, if single, or joint and 50% spouse annuity, if married) unless one of the following forms is selected:
☐	5 Year Certain and Life	☐	Joint and 100% Spouse Annuity
☐	10 Year Certain and Life	☐	Joint and 75% Spouse Annuity
☐	Life Annuity

          (b)          Pre-Benefit Death. The Participant hereby selects that any pre-retirement death benefit to his Surviving Spouse shall be paid as follows:
☐	Single Life Annuity of Spouse
☐	Lump Sum (default)

          7.          Commencement of Benefit. If the Participant Terminates prior to age 65, the Participant elects that benefits shall commence:

☐	Promptly following Termination (but not earlier than age 55) (default)
☐	Age __ (but not earlier than age 55 or later than age 65)

          8.          Deferred Compensation Agreement. Employer and Employee agree that:

[Check one of the following]
☐	There is no Deferred Compensation Agreement in effect as described in Plan Section 5.4(a).
☐

There is a Deferred Compensation Agreement dated in effect as described in Section 5.4(a) of the Plan and attached. Employee hereby relinquishes all rights under such Deferred Compensation Agreement, and agrees to look solely to the terms of the Plan with regard to any computation of a Minimum Benefit as provided in the Plan.

          9.          Employment Relationship. Employee agrees that the Plan shall not be construed to create a contract of employment between the Employer and the Employee or to otherwise confer upon the Employee or other person a legal right to continuation of employment or any rights other than those specified herein. This plan shall not limit or affect the right of the Employer to discharge or retire the Employee.

          This Plan does not constitute a contract on the part of the Employer to employ Employee until age 65 or to continue his employment for any given period of time, either fixed or contingent. Moreover, Employee does not by this writing agree to continue in the employment of the Employer for any specified interval of time. The employment relationship, therefore, shall continue for so long as, but only for so long as, such employment is mutually satisfactory to both parties. The Employer does not promise that Employee's employment will be continued for such interval as to enable Employee to obtain all or any part of the benefits under this Agreement.

          10.          Confidentiality and Relationship. Employee agrees to refrain from divulging any information of a confidential nature including, but not restricted to, trade secrets, operating methods, the names of the Employer's customers and suppliers and the relations of the Employer with such customers and suppliers, or other confidential information; and to refrain from using or permitting the use of such information or confidences by any interests competitive with the Employer; irrespective of whether or not Employee is then employed by the Employer, and to refrain from including, and from causing inducements to be made to, the Employer's employees to terminate employment with the Employer or undertake employment with its competitors. The obligations herein assumed by Participant shall endure whether or not the remaining promises by either party remain to be performed or shall be only partially performed.

          11.          Acknowledgments. Employee acknowledges the Employer's rights to:

          (a)          Amend or terminate the Plan at any time, subject to Section 11.1 of the Plan; and

          (b)          To designate the Employee as an Inactive Participant at any time, as provided in Section 3.2 of the Plan; and

          (c)          To make final decisions on any claim or dispute related to the Plan, as provided in Section 8.5 of the Plan; and

          (d)          To exercise any and all other rights of the Employer under the Plan, in the Employer's sole discretion, without any limitation other than as expressly set forth in the Plan.

                    Employee agrees that any amendment or termination of the Plan shall automatically amend or terminate this Agreement, to the extent permitted by the Plan.

          12.          Amendments. Employee agrees that this Agreement may not be amended orally, but only in a written amendment authorized by the Company's Board of Directors and signed by the Plan Administrator.

                    This Participation Agreement replaces and supersedes any prior participation agreement between Employee and Employer.

                    IN WITNESS WHEREOF, the parties have signed this Agreement.
WOLVERINE WORLD WIDE, INC.

Date: _____________	By:

Its:
"Employer"

Date: _____________
"Employee"